Exhibit 99.4

VENDERA PROPERTIES

Statements of Revenues and Direct Operating Expenses

Years Ended December 31, 2023 and 2022

Independent Auditors’ Report

To the Partners

TXO Energy Partners, L.P.:

Report on the Audit of the Statements of Revenues and Direct Operating Expenses

Opinion

We have audited the accompanying statements of revenues and direct operating expenses (the Statements) of certain oil and gas properties acquired from VR4-Elm, L.P. (the Properties) by TXO Energy Partners, L.P. (the Partnership) for the years ended December 31, 2023 and 2022, and the related notes to the statements.

In our opinion, the Statements present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2023 and 2022 in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audits of the Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

U.S. generally accepted accounting principles require that the Supplementary Oil and Gas Disclosures contained herein be presented to supplement the basic Statements. Such information, although not a part of the basic Statements, is required by the Financial Accounting Standards Board who considers it to be an essential part of the financial reporting for placing the basic Statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic Statements, and other knowledge we obtained during our audit of the basic Statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

Responsibilities of Management for the Statements

Management is responsible for the preparation and fair presentation of the Statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Statements that are free from material misstatement, whether due to fraud or error.

In preparing the Statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for one year after the date that the Statements are issued.

Auditors’ Responsibilities for the Audit of the Statements

Our objectives are to obtain reasonable assurance about whether the Statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the Statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control related to the Properties. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Properties’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Dallas, Texas

November 13, 2024

TXO Partners, LP

Vendera Statement of Revenues and Direct Operating

Expenses of the Vendera Properties (as described in Note 1)

	Years ended December 31,
(in thousands)	2023	2022
REVENUES
Oil and condensate	$9,124	$8,367
Natural gas liquids	511	676
Natural gas	155	356

Total Revenues	9,790	9,399

DIRECT OPERATING EXPENSES
Production	2,384	2,173
Taxes, transportation and other	866	796

Total Direct Operating Expenses	3,250	2,969

Revenues in Excess of Direct Operating Expenses	$6,540	$6,430

See accompanying notes to Statements of Revenues and Direct Operating Statements.

Notes to the Statements of Revenues and Direct Operating Expenses

of the Vendera Properties

(1) Basis of Presentation

On August 30, 2024, TXO Partners, LP (“TXO”), through its wholly-owned subsidiary, MorningStar Operating LLC, completed the acquisition from EMEP Acquisitions, LLC, a Texas limited liability company (“EMEP”) and VR4-Elm, LP, a Texas limited partnership (“Vendera” and, together with EMEP, the “EMEP Entities”) of producing properties in the Greater Williston Basin of Montana and North Dakota (“Williston Basin Properties”) for approximately $241.8 million and 2.5 million common units, valued at $50.0 million. The purchase price was allocated primarily to proved properties.

The accompanying audited statement includes revenues from oil, natural gas liquids and natural gas production and direct operating expenses associated with the Williston Basin Properties and were derived from the EMEP Entities historical accounting records and represent Vendera’s 12% ownership interest in the underlying Williston Basin Properties. The accompanying statement varies from a complete income statement in accordance with US GAAP in that they do not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Williston Basin Properties including, but not limited to, general and administrative expenses, interest expense and income tax expense. These costs were not separately allocated to the Williston Basin Properties in the accounting records of Vendera. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Williston Basin Properties had it been a TXO property due to the differing size, structure, operations and accounting policies of the EMEP Entities and TXO. The accompanying statement also does not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs that TXO will incur upon the allocation of the purchase price paid for the Williston Basin Properties. Furthermore, no balance sheet has been presented for the Williston Basin Properties because the acquired properties were not accounted for as a separate subsidiary or division of Vendera and complete financial statements are not available, nor has information about the Williston Basin Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statement of Revenues and Direct Operating Expenses of the Vendera Properties is presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

This Statement of Revenues and Direct Operating Expenses is not indicative of the results of operations for the Williston Basin Properties on a go forward basis.

(2) Summary of Significant Accounting Policies

Use of Estimates—The Statement of Revenues and Direct Operating Expenses is derived from the historical operating statements of the EMEP Entities. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results could be different from those estimates.

Revenue Recognition—Total revenues in the accompanying statements include the sale of crude oil, natural gas liquids and natural gas, net of royalties. The EMEP Entities recognize revenues upon the satisfaction of the applicable performance obligation, which occurs at the point in time when control of the product transfers to a customer, in an amount that reflects the consideration to which the EMEP Entities expects to be entitled in exchange for such product.

Notes to the Statements of Revenues and Direct Operating Expenses

of the Vendera Properties

For the years ended December 31, 2023 and 2022, four customers accounted for more than 10% of the total revenues of the Williston Basin Properties.

Direct Operating Expenses—Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Williston Basin Properties. The direct operating expenses include lease operating, production taxes, processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.

(3) Contingencies

The activities of the Williston Basin Properties may become subject to potential claims and litigation in the normal course of operations. TXO does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Williston Basin Properties.

(4) Subsequent Events

TXO has evaluated events through November 13, 2024, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and are not aware of any events that have occurred that require adjustments to or disclosure in the financial statements.

Supplementary Oil and Gas Disclosures (Unaudited)

Supplemental reserve information

The following unaudited supplemental reserve information summarizes the net proved reserves of oil, natural gas liquids and natural gas and the standardized measure thereof attributable to the Williston Basin Properties as of December 31, 2023 and December 31, 2022. All of the reserves are located in the United States. The reserve disclosures are based on reserve studies prepared in accordance with the guidelines established by the SEC.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil, natural gas liquids and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil, natural gas liquids and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil, natural gas liquids and natural gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil, natural gas liquids and natural gas reserves attributable to the Vendera Properties. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the Williston Basin Properties and any adjustments in the projected economic life of such property resulting from changes in product prices.

Notes to the Statements of Revenues and Direct Operating Expenses

of the Vendera Properties

Estimated quantities of oil, NGL and gas reserves

The following table sets forth certain data pertaining to the Williston Basin Properties proved developed reserves as of December 31, 2023, December 31, 2022 and December 31, 2021 and for the period from December 31, 2021 to December 31, 2023.

	Oil (MBbl)	NGL (MBbl)	Gas (MMCF)	Total (MBoe)
December 31, 2021	1,189	250	1,373	1,668
Revision of previous estimates	166	38	198	237
Production	(80)	(16)	(94)	(112)

December 31, 2022	1,275	272	1,477	1,793
Revision of previous estimates	21	(3)	(44)	11
Production	(101)	(20)	(107)	(139)

Ending balance, December 31, 2023	1,195	249	1,326	1,665

Proved Developed Reserves
December 31, 2021	1,189	250	1,373	1,668
December 31, 2022	1,275	272	1,477	1,793
December 31, 2023	1,195	249	1,326	1,665

Standardized Measure of Discounted Future Net Cash Flows

The Standardized Measure of Discounted Future Net Cash Flows (excluding income tax expense) relating to proved crude oil, natural gas liquids and natural gas reserves is presented below:

	December 31, 2022	December 31, 2023
Future cash inflows	$131,777	$98,396
Future development and abandonment costs(a)	(7,906)	(7,906)
Future production expense	(49,048)	(41,437)

Future net cash flows	74,823	49,053
Discounted at 10% per year	(31,373)	(17,481)

Standardized measure of discounted future net cash flows	$43,450	$31,572

(a)

Future development and abandonment costs include $7.9 million as of December 31, 2023 and December 31, 2022, of undiscounted future asset retirement expenditures estimated as of those dates using current estimates of future abandonment costs.

Notes to the Statements of Revenues and Direct Operating Expenses

of the Vendera Properties

The Standardized Measure of Discounted Future Net Cash Flows (discounted at 10%) from production of proved reserves was developed as follows:

•	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on current economic conditions.

•

In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. These prices are held constant throughout the life of the properties, except where such guidelines permit alternate treatment. Average realized oil prices used in the estimation of proved reserves and calculation of the standardized measure were $76.09 for 2023, $91.10 for 2022 and $64.73 for 2021. Average realized natural gas liquids prices were $32.10 for 2023, $38.98 for 2022 and $27.85 for 2021. Average realized gas prices were -$0.39 for 2023, $3.41 for 2022 and $0.68 for 2021.

•

The future gross revenue streams were reduced by estimated future operating costs and future development and abandonment costs, all of which were based on current costs in effect at the date presented and held constant throughout the life of the properties.

As described in Note 1, these Statements of Revenue and Direct Operating Expenses do not include income tax expense or balance sheet information; therefore, income tax and capital expenditure estimates were omitted from the Standardized Measure of Discounted Future Net Cash Flows calculation. The principal sources of changes in the Standardized Measure of Discounted Future Net Cash Flows for each of the periods presented below are as follows:

	Years ended
	December 31, 2022	December 31, 2023
Balance, beginning of year	$25,947	$43,450
Oil and gas sales, net of production costs	(6,440)	(6,550)
Net change in sales prices and production costs	31,290	(2,597)
Changes in production rates (timing) and other	6,134	(4,902)
Revision of quantity estimates	(16,076)	(2,174)
Accretion of discount	2,595	4,345

Standardized measure of discounted future net cash flows	$43,450	$31,572